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                                 EXHIBIT  10.5.1


                          DEALERSHIP STANDARDS ADDENDUM

                                       FOR

                               LITHIA MOTORS, INC.
                                dba LITHIA ISUZU

               EFFECTIVE FROM AND AFTER June 5, 1996 UNTIL AMENDED

In accordance with Section 5 of our Isuzu Dealer Sales and Service Agreement with you dated June 5, 1996 and Article III of the Isuzu Dealer Sales and Service Agreement Additional Provisions thereto, you agree to:

1. Furnish to us, on or before the tenth day of each month, on such forms or by such means as we may designate, complete and accurate financial and operating statements reflecting your true financial condition as of the end of the preceding month and for that portion of the fiscal year then ended.

2. Maintain flooring arrangements with an approved Bank or Financial Institution providing a wholesale flooring line of $600,000 exclusively for the purchase of Isuzu vehicles.

3. Maintain a new vehicle showroom located at 700 North Central, Medford, OR for the display and sale of Isuzu vehicles. Said showroom to be a minimum of 1,200 square feet, and sufficient in design to display at least two (2) Isuzu vehicles.

4. Install and maintain standard signs as required by us for an Isuzu dealership, including brand, fascia, exterior service and parts, and interior parts signs where allowable under the then current local sign ordinance.

5. Having your service management and technicians attend specified Isuzu sponsored service training programs.

6. Having your sales and management personnel attend Isuzu sponsored product training sessions.

7. Maintain a designated area in the service department located at 700 North Central, Medford, OR, for servicing Isuzu vehicles. This shall be coordinated with our designated representative and subject to our approval.

8. Maintain a specified area in the parts department located at 700 North Central, Medford, OR, for storage of Isuzu parts. This shall be coordinated with our designated representative and subject to our approval.

9. Maintain Net Working Capital of $94,850 in excess of the combined current net working capital requirement of other manufacturers you may also represent. Additionally, having and maintaining Net Working Capital in the amount required by Isuzu as determined by a revised standard working capital formula.

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10.       Maintain and utilize the Isuzu-Net Dealer Communication System for the submission of required monthly financial statements, parts orders, warranty claims, retail sales reporting, and all other functions which from time to time American Isuzu Motors, Inc. may deem necessary.

American Isuzu Motors, Inc. reserves the right to amend the foregoing dealership standards at any time upon written notice to you.

                                       Lithia Motors, Inc.
                                       dba Lithia Isuzu
                                       700 North Central
                                       Medford, OR 97501


                                       By   [Signature]
                                          -------------------------------------


                                       Its  [President Sec-Treas.]
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                                       AMERICAN ISUZU MOTORS, INC.


                                       By   [Signature]
                                          -------------------------------------


                                       Its  Senior Vice President/General
                                              Manager Sales and Service
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